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EXHIBIT 1A-12

CONSENT OF COUNSEL KENDALL ALMERICO

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ALMERICO LAW

KENDALL A. ALMERICO P.A.

ATTORNEY AT LAW

CROWDFUNDING LAW w JOBS ACT w REGULATION A w REGULATIAN CF w PRIVATE EQUITY w CORPORATE LAW

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September 5, 2025

Mark Advent

Chief Executive Officer

Buffalo Chip Global Inc.

1100 Brickell Bay Drive, Suite 66E

Miami, Florida 33131

Re: Buffalo Chip Global Inc.

Dear Mr. Advent:

We hereby consent to the incluslon of any statements by me or my law firm in the Company's Form 1A filings.

Very truly yours,

/s/ Kendall A. Almerico

Kendall A. Almerico

Cell: (813) 309-6258

Office: (202) 370-1333

E-mail: AlmericoLat@gmail.com

www.Almerico.com

Member of the Florida Bar

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